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                                                                     EXHIBIT 4.1


                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   CONOCO INC.

                  CONOCO INC., a Delaware corporation, (hereinafter the "Corporation") hereby certifies as follows:

                  1. The name of the Corporation is CONOCO INC. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 2, 1995 under the name Conoco Energy Company.

                  2. This Second Amended and Restated Certificate of Incorporation of CONOCO INC. amends and restates the provisions of the Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on November 2, 1995 and as amended on July 24, 1998 and October 19, 1998, and was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by written consent of its Stockholder in accordance with Section 228 of the DGCL and the Amended and Restated Certificate of Incorporation as heretofore amended.

                  3. On October 19, 1998, the Corporation filed a Certificate of Designation, Preferences and Rights of a series of Preferred Stock designated "Series A Junior Participating Preferred Stock"; no shares of such series of Preferred Stock have been issued. Pursuant to the authority granted to the Board of Directors of the Corporation by Section 151(g) of the Delaware General Corporation Law, on October 20, 1998 the Board of Directors of the Corporation adopted the following resolution amending the terms of such series of Preferred Stock:

         RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by Section 151(g) of the Delaware General Corporation Law, the terms of the series of Preferred Stock, par value $.01 per share, of the Corporation designated "Series A Junior Participating Preferred Stock" are hereby amended by replacing the date "October 18, 1998" in Section 2(A) of the Certificate of Designation, Preferences and Rights for such Preferred Stock with "October 22, 1998".

         Accordingly, effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (such time referred to herein as the "Effective Time"), the Certificate of Designation, Preferences and Rights of Series A Preferred Stock shall be amended in accordance with the foregoing resolution.

                  4. At the Effective Time, a reclassification (the "Reclassification") of the Corporation's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") shall occur as follows: the 455,500,000 (the "Initial Number") issued and outstanding shares of the Class B Common Stock shall be reclassified, without any action on the part of the holder thereof, into 430,000,000 (the "Aggregate Reclassified Number") shares of Class B Common Stock, and accordingly each share of Class B Common Stock shall be reclassified into a number of shares of Class B Common Stock equal to 430 divided by 455.5 (the "Reclassified Per Share Number"). From and after the Effective Time, the holders of outstanding certificates which immediately prior to the Effective Time represented the number of shares of Class B Common Stock prior to giving effect to the Reclassification shall cease to have any rights with respect to such shares and, until such certificates are surrendered and exchanged in the manner provided for herein, each such certificate shall, after the Effective Time, be deemed to represent only the number of shares of Class B Common Stock after giving effect to the Reclassification. From and after the Effective Time, the Corporation shall be entitled to treat any unsurrendered certificates as evidencing the ownership of the number of shares of Class B Common Stock after giving effect to the Reclassification, notwithstanding the failure to surrender such certificates. Upon the surrender to the Corporation of all certificates held by a holder of shares of Class B Common Stock, together with such stock transfer powers and other documents reasonably requested by the Corporation, the holder of such certificates shall receive therefor a certificate for the number of shares of Class B Common Stock after giving effect to the Reclassification. The rights, preferences and powers of the Class B Common Stock and the Class A Common Stock shall be unaffected by the Reclassification.

                  The Corporation's Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby restated, integrated and amended to read in its entirety as follows (with references herein to Certificate of Incorporation to mean this Second Amended and Restated Certificate of Incorporation):

                  FIRST: The name of the Corporation is Conoco
Inc. (hereinafter the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                  FOURTH: A. The total number of shares of stock that the Corporation shall have authority to issue is 4,850,000,000 (four billion eight hundred fifty million) of which (i) 3,000,000,000 (three billion) shares shall be shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 1,600,000,000 (one billion six hundred million) shares shall be shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) 250,000,000 (two hundred and fifty million) shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         B. Preferred Stock The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the voting powers (if any) and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated
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and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         C. Common Stock The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

            (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

            (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation,



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only shares of Class A Common Stock shall be paid or distributed with respect to
Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class
A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

            (3) (a) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                (b) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the



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approval of a majority of the votes entitled to be cast by the holders of the
Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (C)(3)(a) above); provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. The affirmative vote of shares representing (x) not less than 66 2/3% (or, from and after the Second Trigger Date (as defined in paragraph (C) of Article FIFTH), 80%) of the votes entitled to be cast by the Voting Stock and (y) in addition, from and after the First Trigger Date (as defined in paragraph (C) of Article FIFTH) (if there are at such time any shares of Class B Common Stock outstanding), a majority of the votes entitled to be cast by the holders of each class of Common Stock, voting separately by class, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH or Article EIGHTH or any provision of this paragraph
(C)(3)(b). "Voting Stock" shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages. To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                (c) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of



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shares, of Voting Stock, Common Stock, Class A Common Stock, or Class B Common
Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                (d) At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

            (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (C)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (5) Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation



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or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

            (6) (a) Prior to the date on which shares of Class B Common
Stock are transferred to stockholders of the DuPont Company in a Tax-Free Spin-Off (as defined in paragraph (C)(6)(b) below), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.

                (b) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by DuPont. Shares of Class B Common stock shall not convert into shares of Class A Common Stock (i) in any transfer effected in



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connection with a distribution of Class B Common Stock to  security holders of the DuPont Company in a transaction (including any distribution in exchange for shares of capital stock or securities of the DuPont Company) in tended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (ii) in any transfer after a Tax-Free Spin- Off. For purposes of this paragraph (C)(6), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of the DuPont Company following receipt of an affidavit described in clause (iii) of the first sentence of paragraph (C)(6)(d) below. For purposes of this paragraph (C)(6), each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

         For purposes of this Certificate of Incorporation:

                  1. The "DuPont Company" shall mean E.I. du Pont de Nemours & Company, Inc., a Delaware corporation, and all its successors by way of merger, consolidation or sale of all or substantially all of its assets;

                  2. The term "subsidiary" shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests;

                  3. "DuPont" shall mean the DuPont Company and all its subsidiaries, but shall not include the Corporation and its subsidiaries; and



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                  4.       "affiliate" and "beneficial ownership" shall have the
                           respective meanings given to such terms in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the date on which the outstanding shares of Class B Common Stock owned by DuPont represent less than 50% of the aggregate number of shares of the then out standing Common Stock, provided that a Tax-Free Spin-Off has not occurred. For the avoidance of doubt, paragraph (C)(3)(c) of this Article FOURTH shall not apply to the preceding sentence.

                  The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                                    (i) the automatic conversion date;

                                    (ii) that all outstanding shares of Class B
                           Common Stock are automatically converted;

                                    (iii) the place or places where certificates
                           for such shares may be surrendered in exchange for certificates representing Class A Common
                           Stock.

                  Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such



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shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (C)(6)(f) below.

                           (c) Prior to a Tax-Free Spin-Off, holders of shares
of Class B Common Stock may (i) sell or other wise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (C)(6)(d) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock, including for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person as provided in paragraph (C)(6)(a) above. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which are reclassified into shares of Class B Common Stock as provided in paragraph (C)(6)(l) below, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph
(C)(6)(d) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be other wise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                  Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                           (d) Prior to a Tax-Free Spin-Off, shares of Class B
Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may



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from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                                    (i) an affidavit from the DuPont Company
                           stating that such certificate is being presented to effect a transfer by the DuPont Company of such shares to a subsidiary of the DuPont Company; or

                                    (ii) an affidavit from the DuPont Company
                           stating that such certificate is being presented to effect a transfer by any subsidiary of the DuPont Company of such shares to the DuPont Company or another subsidiary of the DuPont Company; or

                                    (iii) an affidavit from the DuPont Company
                           stating that such certificate is being presented to effect a transfer by the DuPont Company of such shares to the stockholders of the DuPont Company in connection with a Tax-Free Spin-Off.

                  Each affidavit of a record holder furnished pursuant to this paragraph (C)(6)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                  If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (C)(6)(d), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such



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record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                  If such shares of Class B Common Stock shall improperly have been registered in the name of a person not meeting the qualifications set forth in this paragraph (C)(6)(d)(or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                  In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph (C)(6), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions. Prior to the occurrence of a Tax-Free Spin-Off, no transfer of



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title to shares of Class B Common Stock to a pledgee or other person (other than
DuPont) may occur without compliance with the foregoing provisions of this paragraph (C)(6)(d).

                           (e) Prior to the occurrence of a Tax-Free Spin-Off,
every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

         "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph (C)(6)(d) of Article FOURTH of the Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph
         (C)(6)(d) of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in said Article FOURTH of the Certificate of Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                  Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (C)(6)(e).

                           (f) Upon any conversion of shares of Class B Common
Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (C)(6), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common



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Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                           (g) The Corporation shall not reissue or resell any
shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph (C)(6), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                  The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                           (h) In connection with any transfer or conversion of
any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (c)(6), or in connection with the making of any determination referred to in this paragraph (c)(6):

                               (i) the Corporation shall be under no obligation
                           to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in para-




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                           graph (C)(6)(f) above should be made, in either of
                           which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                               (ii) neither the Corporation nor any director,
                           officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                           (i) The Corporation will not be required to pay any
documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (C)(6), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                           (j) All rights to vote and all voting power
(including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as other wise expressly required by applicable law.

                           (k) No stockholder shall be entitled to exercise any
right of cumulative voting.

                           (l) Immediately upon the effectiveness of this
Certificate of Incorporation, each share of Class B Common Stock issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified into a number of shares of Class B Common Stock equal to 430 divided by 455.5.

                  FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors initially consisting of nine direc-tors, the exact number of directors to be not less than six nor more than fifteen as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or by stockholders if such vacancy was caused by the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof).

            Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         B. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, how ever that during the Trigger Period (as defined in para graph (C) below), a director may be removed, with or without cause, only by the affirmative vote of shares representing not less than 66 2/3% of the votes entitled to be cast by the Voting Stock; provided, further, however, that from and after the Second Trigger Date (as defined in paragraph (C) below), a director may only be removed for cause, such removal to be by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), "cause" for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

         C. For purposes of this Certificate of Incorporation, "Trigger Period" shall mean the period that begins on and after the day following the First Trigger Date and ends on the Second Trigger Date: (i) "First Trigger Date" shall mean the first date on which DuPont ceases to beneficially own shares representing 50% or more of the votes entitled to be cast by the Voting Stock and (ii) "Second Trigger Date" shall mean the first date on which DuPont ceases to beneficially own shares representing 30% or more of the votes entitled to be cast by the Voting Stock (First Trigger Date and Second Trigger Date, each a "Trigger Date").

         D. Promptly upon becoming aware of the occurrence of a Trigger Date, the Corporation shall promptly notify stockholders of such occurrence in any reasonably practicable manner.

         E. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stock holders:

            (1) The By-Laws of the Corporation may be altered, amended or repealed and new By-Laws may be adopted (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Sections 3, 7, 10 or 11 of Article II of the By-Laws or Sections 1, 2 or 11 of Article III (in each case, as in effect on the date hereof) of the By-Laws or this sentence, by the stockholders shall require the affirmative vote of shares representing (x) not less than 662/3% (or, from and after the Second Trigger Date, 80%) of the votes entitled to be cast by the Voting Stock and (y) in addition, from and after the First Trigger Date (if there are any shares of Class B Common Stock outstanding), a majority of the votes entitled to be cast by the holders of each class of Common Stock, voting separately by class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation.

            (2) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

         (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occur ring prior to such repeal or modification.

            (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            (4) So long as DuPont beneficially owns shares representing 10% or more of the votes entitled to be cast by the Voting Stock, nominations and shareholder proposals by DuPont shall not be subject to the advance notice procedures (including the form, content, or timing requirements contained therein) of Sections 10 and 11 of Article II of the By-Laws.

                  SIXTH: A. In anticipation that (i) the Corporation will cease to be a wholly owned subsidiary of the DuPont Company, but that DuPont will remain a stock holder of the Corporation and have continued contractual, corporate and business relations with the Corporation, and in anticipation that the Corporation and DuPont may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Article SIXTH are set forth to regulate and define certain contractual relations of the Corporation as they may involve DuPont, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article SIXTH are in addition to, and not in limitation of, the provisions of the GCL and the other provisions of this Certificate of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Article SIXTH shall not by reason thereof be deemed void or voidable or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the By-Laws, the GCL and other applicable law.

         B. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and DuPont or between the Corporation and one or more of the directors or officers of the Corporation, DuPont or any Related Entity or between the Corporation and any Related Entity shall be void or voidable solely for the reason that DuPont, any Related Entity or any one or more of the officers or directors of the Corporation, DuPont or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or solely because his or their votes are counted for such purpose, and DuPont, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (d) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived in improper personal benefit therefrom, if:

                                    (i) the material facts as to the contract,
                           agreement, arrangement, transaction, amendment, modification or termination are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                                    (ii) the material facts as to the contract,
                           agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of Voting Stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is specifically approved in good faith by vote of the holders of a majority of the then outstanding Voting Stock not owned by the DuPont Company or a Related Entity, as the case may be; or

                                    (iii) such contract, agreement, arrangement
                           or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

         C. Directors of the Corporation who are also directors or officers of DuPont or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Voting Stock owned by DuPont and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction.

         D. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article SIXTH.

         E. For purposes of this Article SIXTH, any contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent in writing by such holders in accordance with Section 228 of the GCL; provided, however, that on and after the Second Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting. Effective on and after the Second Trigger Date, except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman of the Board of Directors of the Corporation and, effective on and after the Second Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of such meeting shall be transacted at any special meeting.

             NINTH: A. In addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in paragraph (B) of this Article NINTH:

         (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

         (ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

         (iii) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of shareholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of shareholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the Class A Common Stock, Class B Common Stock or Voting Stock Beneficially Owned by any Related Person or any Affiliate of any Related Person; or

         (iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person,

shall require the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock, (y) not less than 66 2/3% of the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person and (z) in addition, from and after the First Trigger Date, a majority of the votes entitled to be cast by the holders of each class of Common Stock (excluding all shares Beneficially Owned, directly or indirectly, by any Related Person), voting separately as a class, with respect to such Business Combination; provided that, at any time prior to the Second Trigger Date, the required percentage in clause (x) shall be 66 2/3% and the required percentage in clause (y) shall be 50.01%. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, else where in this Certificate of Incorporation, in the By-laws of the Corporation or in any agreement with any national securities exchange or otherwise. Notwithstanding anything to the contrary set forth herein, the provisions of this Article NINTH shall not be applicable at such time as all shares of Class B Common Stock have been converted into, or exchanged for, Class A Common Stock.

         B. The provisions of paragraph (A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the By-Laws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (B)(i) and (B)(ii) are met:

         (i) the cash, property, securities or other consideration to be received per share by holders of the Class A Common Stock and Class B Common Stock in the Business Combination is the same with respect to both classes and is either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding stock of either the Class A Common Stock or the Class B Common Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this paragraph
(B)(i); or

         (ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

         In the case of any Business Combination with a Related Person to which paragraph (B)(ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

         A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

         C. For purposes of this Article NINTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

         (i) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         (ii) The term "Associate," used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

         (iii) A Person shall be a "Beneficial Owner" of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 30, 1998. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

         (iv) The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph (A) of this Article NINTH.

         (v) The term "Continuing Director" shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person. Notwithstanding anything to the contrary set forth herein, any person nominated with the approval of the DuPont Company shall be deemed to be a Continuing Director.

         (vi) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         (vii) The term "Highest Per Share Price" shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of the Class A Common Stock, Class B Common Stock, or Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person's Beneficially Owning 15% or more of the Class A Common Stock, Class B Common Stock, or Voting Stock outstanding or
(2) was effected at a time when such Related Person Beneficially Owned 15% or more of the Class A Common Stock, Class B Common Stock, or Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

         (viii) The term "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

         (ix) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of the Class A Common Stock, Class B Common Stock or Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of the Class A Common Stock, Class B Common Stock or Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise. Notwithstanding anything to the contrary herein, neither DuPont nor its Affiliates or Associates shall be deemed to be Related Persons.

         D. Nothing contained in this Article NINTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         E. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock, (y) not less than 66 2/3% of the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person and (z) in addition, from and after the First Trigger Date, a majority of the votes entitled to be cast by the holders of each class of Common Stock (excluding all shares Beneficially Owned, directly or indirectly, by any Related Person), voting separately by class, shall be required to amend or re peal, or adopt any provisions inconsistent with, this Article NINTH; provided that, at any time prior to the Second Trigger Date, the required percentage in clause (x) shall be 66 2/3% and the required percentage in clause (y) shall be 50.01%.

         IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation which restates, integrates and amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation this 20th day of October, 1998.

                                          Conoco Inc.



                                          By: /s/ R. A. HARRINGTON
                                              ----------------------------------
                                               Name:  R. A. Harrington
                                               Title: Senior Vice President,
                                                      Legal and General Counsel